Exhibit 99.1

Execution Copy

AMENDMENT NO. 6

TO

LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 6 TO LOAN AND SERVICING AGREEMENT (this “Amendment”) dated as of December 18, 2008 is by and among Tampa Electric Company, as “Servicer” (in such capacity, the “Servicer”), TEC Receivables Corp., as “Borrower” (in such capacity, the “Borrower”), CAFCO, LLC, as the sole “Conduit Lender” (in such capacity, the “Conduit Lender”), Citibank, N.A., as the sole “Committed Lender” (in such capacity, the “Committed Lender”), and Citicorp North America, Inc., as the sole “Managing Agent” (in such capacity, the “Managing Agent”) and as “Program Agent” (in such capacity, the “Program Agent”). Capitalized terms used herein but not specifically defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) The Servicer, the Borrower, the Conduit Lender, the Committed Lender, the Managing Agent and the Program Agent are parties to that certain Loan and Servicing Agreement dated as of January 6, 2005, as amended by (i) the Omnibus Amendment dated as of June 7, 2005, (ii) Amendment No. 2 dated as of January 5, 2006, (iii) Omnibus Amendment No. 3 dated as of December 22, 2006, (iv) Amendment No. 4 dated December 20, 2007 and (v) Omnibus Amendment No. 5 dated as of September 26, 2008 (the “Loan Agreement”).

(2) The parties hereto wish to amend the Loan Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments to the Loan Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Borrowing Base Percentage” and replace it with the following:

“Borrowing Base Percentage” means (i) during any Level 1 Ratings Period, 100%; (ii) during any period of time one Debt Rating of Tampa Electric is BBB- or higher by S&P or Baa3 or higher by Moody’s and the other Debt Rating of Tampa Electric is BB+ by S&P or Ba1 by Moody’s, 100%; and (iii) during any other period of time, the percentage equal to (a) 100% minus the highest Monthly Maximum Principal Amount Decline during the previous twelve (12) months divided by (b) 4.

(b)Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Interest Rate” and replace it with the following:

“Interest Rate” means, with respect to any Tranche for any day:

(a) to the extent such Tranche is funded on such day by a Conduit Lender through the issuance of Promissory Notes and no Accounting Based Consolidation Event has occurred, the CP Rate; provided, that (x) notwithstanding the occurrence of an Accounting Based Consolidation Event, the Program Agent may designate, in its sole discretion, the CP Rate as the Interest Rate for any Tranche for any day after such occurrence and (y) at all times following the occurrence and during the continuation of an Event of Termination, the Interest Rate for each such Tranche on each day shall be an interest rate per annum equal to (i) the CP Rate plus (ii) the Applicable Margin plus (iii) 2.00%; and

(b) otherwise (including at any time after the occurrence of an Accounting Based Consolidation Event, unless the Program Agent has designated the CP Rate as the Interest Rate pursuant to clause (a)(x) above), the Alternative Rate; provided, that at all times following the occurrence and during the continuation of an Event of Termination, the Interest Rate for each such Tranche on each day shall be an interest rate per annum equal to (i) the LIBO Rate or the Base Rate as applicable from time to time plus (ii) the Applicable Margin plus (iii) 2.00%.

(c) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Level A Ratings Period” and replace it with the following:

“Level A Ratings Period” means any period of time during which the Debt Rating of Tampa Electric is (a) BBB- or higher by S&P or Baa3 or higher by Moody’s and (b) has not been withdrawn by either S&P or Moody’s.

(d) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Level B Ratings Period” and replace it with the following:

“Level B Ratings Period” means any period of time during which the Debt Rating of Tampa Electric is (a) below (i) BBB- by S&P and (ii) Baa3 by Moody’s or (b) withdrawn by S&P or Moody’s.

(e) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Loss Reserve Percentage” and replace it with the following:

“Loss Reserve Percentage” means, at any time, the greatest of (i) the Minimum Loss Reserve Percentage at such time, (ii) the product of (x) 5 and (y) the Normal Concentration Limit and (iii) the most recently calculated Dynamic Loss Reserve Percentage at such time.

(f) Section 1.01 of the Loan Agreement is hereby amended to delete clause (v) of the definition of “Net Receivables Pool Balance” and replace it with the following

“(v) the sum of the Unbilled Receivables Overconcentration Amount at such time and the Unbilled Receivables Reduction Amount at such time,”

(g) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Scheduled Termination Date” and replace it with the following:

“Scheduled Termination Date” means, (i) with respect to the Committed Lenders’ Commitments hereunder, December 17, 2009, unless such date is extended pursuant to Section 2.01(c) and (ii) with respect to the Conduit Lenders, December 17, 2009, unless such date is extended with the consent of the parties hereto.

(h) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Stress Factor” and replace it with the following:

“Stress Factor” means 2.5.

(i) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Unbilled Receivables Overconcentration Amount” and replace it with the following:

“Unbilled Receivable Overconcentration Amount” means, at any time, the excess of (i) the Unbilled Receivables Amount at such time over (ii) the product of (a) the percentage set forth on Schedule IV hereto under the heading “Unbilled Receivables Overconcentration Percentage” applicable to the Ratings Period then in effect at such time and (b) the Unbilled Receivables Amount at such time.

(j) The following defined terms are hereby added to Section 1.01 of the Loan Agreement in appropriate alphabetical order:

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of a Lender that are the subject of this Agreement, the Asset Purchase Agreement or any other Facility Document with all or any portion of the assets and liabilities of Citibank, N.A. or the Program Agent or any of their affiliates as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation (including any change in interpretation by independent accountants or regulators with direct application to financial statements or regulatory financial reports of Citibank, N.A., the Program Agent or any of their Affiliates) or release, by any accounting body or any other body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of Citibank, N.A. or the Program Agent or any of their affiliates or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date.

“Incipient Event of Bankruptcy” means the occurrence of an event that, but for notice or lapse of time or both, would constitute an Event of Bankruptcy.

“Unbilled Receivables Amount” means, at any time, the amount equal to the aggregate Outstanding Balance of all Unbilled Receivables at such time minus the Unbilled Receivables Reduction Amount at such time.

“Unbilled Receivables Adjustment Factor” means, on any Monthly Reporting Date, and continuing until (but not including) the next Monthly Reporting Date, an amount equal to a ratio, the numerator of which is the aggregate Outstanding Balance of all Billed Receivables which are not Eligible Receivables as of the end of the most recently ended Monthly Period and the denominator of which is the aggregate Outstanding Balance of all Billed Receivables as of the end of such Monthly Period.

“Unbilled Receivables Reduction Amount” means, at any time, the product of (i) the aggregate Outstanding Balance of all Unbilled Receivables at such time and (ii) the Unbilled Receivables Adjustment Factor at such time.

(k) Section 6.03(a) of the Loan Agreement is hereby amended to add the phrase “Incipient Event of Bankruptcy or” immediately before the term “Event of Termination” in the first sentence thereof.

(l) Schedule IV to the Loan Agreement is deleted in its entirety and is replaced with a new Schedule IV in the form attached hereto as Annex I.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof upon the receipt by the Program Agent of (i) this Amendment duly executed by all of the parties hereto and (ii) the amendment to the Fee Letter of event date herewith duly executed by the parties thereto.

SECTION 3. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment and the Loan Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

SECTION 4. Reference to and the Effect on the Loan Agreement.

(a) On and after the effective date of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference to the Loan Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Each of the parties hereto hereby agrees that, except as specifically amended above, the Loan Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

TAMPA ELECTRIC COMPANY,
as Servicer

By:	/s/ S. W. Callahan
Name:	S.W. Callahan
Title:	Vice President-Treasurer and
Assistant Secretary

TEC RECEIVABLES CORP., as Borrower

By:	/s/ S. W. Callahan
Name:	S.W. Callahan
Title:	Vice President-Treasurer and
Assistant Secretary

CITICORP NORTH AMERICA, INC., as Program Agent and as a Managing Agent

By:	/s/ Tom Sullivan
Name:	Tom Sullivan
Title:	Vice President

CAFCO, LLC, as a Conduit Lender

By:	Citicorp North America, Inc.,
as Attorney-in-Fact

By:	/s/ Tom Sullivan
Name:	Tom Sullivan
Title:	Vice President

CITIBANK, N.A., as a Committed Lender

By:	/s/ Tom Sullivan
Name:	Tom Sullivan
Title:	Vice President

Signature Page to

Amendment No. 6 to Loan and Servicing Agreement

Annex I

SCHEDULE IV

CONCENTRATION PERCENTAGES

	Unbilled Overconcentration Percentage	Customer Deposit Overconcentration Percentage	Taxes Overconcentration Percentage	Government Receivables Overconcentration Percentage
Level 1 Ratings Period	100%	100%	100%	5%
Level 2 Ratings Period	100%	50%	50%	5%
Level 3 Ratings Period	95%	0%	0%	5%
Level 4 Ratings Period	90%	0%	0%	0%
Level 5 Ratings Period	70%	0%	0%	0%